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                                                                   EXHIBIT 10.10

                         FORM OF CROSS LICENSE AGREEMENT

         This Cross License Agreement (the "Agreement") is made and entered into as of the first day of January, 1999, by and between Kronos, Inc., a Delaware corporation ("Kronos"), and Kronos International Inc., a Delaware corporation ("Kronos Int'l").

         WHEREAS, the parties each have, or may have in the future, the right to use and enjoy, and the right to license to the other party, certain Technology (as defined below);

         WHEREAS, the parties each have the right to use and enjoy, and the right to license to the other party, certain Patents (as defined below) which relate to the Products (as defined below) and the Technology;

         WHEREAS, the parties each have, or may have in the future, the right to use and enjoy, and the right to license to the other party, certain Improvements (as defined below);

         WHEREAS, each party wishes to obtain the right and license, with the right to sublicense, to employ the Technology, Patents and Improvements of the other party in association with the manufacture, use and sale of Products world-wide; and

         WHEREAS, each party is willing to grant such rights and licenses to the other party on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 I. DEFINITIONS

         1.1 "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by or under direct or indirect common control with such person.

         1.2 "Improvements" shall mean any improvements, discoveries or inventions relating to the Products or the Technology (including any additional patents or patent applications relating thereto) which are owned or controlled by either party, or which either party has the right to license, at any time during the term of this Agreement.

         1.3 "Patents" shall mean those patents and patent applications in all jurisdictions which relate to the Products, Technology or Improvements, including any and all continuations, continuations-in-part, extensions, renewals, reissues, reexaminations and divisions thereof, and which are owned or controlled by either party or which either party has the right to license, at any time during the term of this Agreement.

         1.4 "Products" shall mean titanium dioxide products.

         1.5 "Technology" shall mean the technical information, know-how, formulations, processes, techniques, data and marketing and business information relating to the manufacture, use and sale of Products and the design, engineering, construction, operation and maintenance of

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facilities for the manufacture of Products, and which are owned or controlled by either party or which either party has the right to license, at any time during the term of this Agreement.

                 II. PATENT, TECHNOLOGY AND IMPROVEMENTS LICENSE

         2.1 Each party hereby grants to the other party upon the terms and conditions of this Agreement a perpetual, nonexclusive, royalty-free license, with the right to sublicense, to use and employ Technology, Patents and Improvements in connection with the manufacture, use and sale of Products, and the design, engineering, construction, operation and maintenance of facilities for the manufacture of Products.

         2.2 Kronos Int'l agrees to observe the confidentiality obligations set forth in the Amended and Restated Technology Transfer and License Agreement between Kronos and Kronos Titan-GmbH dated May 30, 1990.

         2.3 Each party shall notify the other party forthwith following the discovery of any infringement of any Patent or unauthorized use of Technology licensed under this Agreement by any third party manufacturing, using or selling any Product. The party owning the Patent or Technology shall promptly undertake reasonable efforts to obtain a discontinuance of the aforesaid infringement or unauthorized use and, if not successful, the party owning the Patent or Technology shall at its sole option bring suit at its own expense against such infringer or unauthorized user, and the party owning the Patent or Technology shall retain all recoveries from any such suit. In the event that the party owning the Patent or Technology shall not bring suit, then the other party may do so and the party owning the Patent or Technology shall execute whatever documents as may be necessary to enable the other party to bring suit, on condition that the party owning the Patent or Technology shall be indemnified against all, expenses, losses, damages or claims arising out of such a suit, and that the other party shall retain all recoveries from any such suit.

         2.4 The parties shall cooperate fully with each other in any prosecution of infringers of any Patent or Technology licensed hereunder.

         2.5 Neither party shall now or hereafter assert any patent or patent application owned or controlled by it to prevent the other party or any of its sublicensees from manufacturing, using or selling Products or employing or sublicensing the Technology or Improvements provided pursuant to this Agreement within the scope of the licenses granted pursuant to this Agreement.

                            III. TECHNICAL ASSISTANCE

         3.1 Each party shall make available to the other party and its licensees such Technology as it has available and has the right to license, and is necessary for the other party to manufacture, use, sell and/or distribute Products as well as for the other party to carry out efficient production techniques and to maintain at all times the quality of the Products. For the purpose and within the scope (and not in limitation) of this Agreement, each party shall:

                  (a) furnish the other party the necessary and available technical information, formulations and specifications for the Products;



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                  (b)      furnish the other party with necessary and available
                           technical information, know-how, data, drawings, specifications and techniques regarding manufacturing processes for the Products;

                  (c) keep the other party informed of improvements in its manufacturing programs and processes for the Products;

                  (d) give the other party the benefit of its current marketing, sales and servicing experience;

                  (e) provide the other party with testing instructions regarding the Product quality as well as instructions regarding the most suitable packaging;

                  (f) advise the other party on quality control of the Products;

                  (g) render advice to the other party on material handling, flow and storage of components and finished Products; and

                  (h) provide to the other party purchase specifications for raw materials to be used in the manufacturing process.

         3.2 Each party shall permit the other party and the other party's direct or indirect sublicensees to, from time to time at such other party's or its sublicensees' expense (including transportation, temporary lodging, meals and tuition), send a reasonable number of such other party's or its sublicensees' representatives to the first party's facilities for a reasonable period of time for the purpose of receiving technical assistance and studying methods employed by the first party in the manufacture, use and sale of Products. Such representatives shall be given reasonable access at reasonable times to the first party's facilities to the extent necessary for such purposes. Such representatives may include contractors working on titanium dioxide facilities, lenders to such direct or indirect sublicensees, or other representatives reasonably necessary to enable such persons to enjoy their rights in relation to the technology licensed to them. Each party shall use reasonable efforts to ensure that its direct and indirect sublicensees also provide such access and technical assistance, provided that in the case of Louisiana Pigment Company, L.P., such rights shall be controlled by the terms of its license with Kronos dated October 18, 1993.

                            IV. TERM AND TERMINATION

         4.1 This Agreement shall come into force on the date first above written and unless earlier terminated as provided herein, shall be in force until December 31, 2020 and from year to year thereafter until terminated by one party giving written notice to the other party at least six (6) months before the end of such initial period, or before the end of any year thereafter.

         4.2 Each party may, upon sixty (60) days written notice to the other party, terminate this Agreement in the event the other party fails in any material respect to fulfill its material obligations under this Agreement; provided however, if such breach is corrected within such sixty (60) day period, this Agreement shall not be terminated.



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         4.3 In the event of termination of this Agreement for any reason
(including material breach), each party shall have the continuing obligation to subsidiaries, affiliates or third parties who have accepted a sublicense contemplated by, and within the scope of, this Agreement to provide and license such Patents, Trademarks, Technology, Improvements and technical assistance as they are entitled pursuant to their respective sublicenses.

                              V. GENERAL PROVISIONS

         5.1 Amendment. No oral explanation or oral information by either of the parties shall alter the meaning or interpretation of this Agreement. This Agreement shall be amended only in writing and each and every amendment thereto shall be executed in the like manner by which this Agreement is executed.

         5.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns; provided that this Agreement shall not be assignable by either party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

         5.3 Complete Agreement. This Agreement contains the entire agreement and embodies all the terms and conditions agreed upon between the parties as to the subject matter hereof and supersedes and cancels in all respects all previous agreements, understandings, representations, warranties and undertakings by and between the parties, whether written or oral, with respect to the subject matter of this Agreement.

         5.4 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction against either party shall apply to any term or condition of this Agreement.

         5.5 Governing Law. The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the internal laws (and not the laws of conflict) of the State of Delaware and of the United States of America.

         5.6 Headings. Headings to the provisions of this Agreement are for convenience only and shall not affect the interpretation or construction of this Agreement.

         5.7 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or the right of such party thereafter to enforce such provision or any other provision of this Agreement.

         5.8 Severability. The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of the remainder of this Agreement. If any part of this Agreement shall be found to be illegal, invalid, or unenforceable, then this Agreement shall be given such meaning as validates this Agreement in order to give effect to the intent of the parties.

         5.9 Sublicenses. Each party confirms the right of the other party, pursuant to Sections 2.1 and 3.1 and subject to the limitations contained therein, to grant sublicenses to Affiliates which themselves include the right to grant further sub-licenses to Affiliates.


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         5.10 Export of Technology. Each party agrees that it will abide by all
United States government rules and regulations controlling export or re-export of Technology obtained from the United States, and of Products embodying such Technology.

         5.11 Counterparts. This Agreement maybe executed in one or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have cause this Cross License
Agreement to be executed by their duly authorized representatives as of the date first written above.

KRONOS INTERNATIONAL, INC.              KRONOS, INC.
By:                                     By:
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Name:                                   Name:
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Title:                                  Title:
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By:
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Name:
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Title:
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